Exhibit 99.1

Case: 1:23-cv-15654 Document #: 21-1 Filed: 04/10/24 Page 1 of 65 PageID #:124

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

VLADIMIR GUSINSKY REVOCABLE TRUST, Derivatively on Behalf of WALGREENS BOOTS ALLIANCE, INC.,	Case No. 23-cv-15654

Plaintiff,

v.

STEFANO PESSINA, JOSE E. ALMEIDA, JANICE M. BABIAK, DAVID J. BRAILER, WILLIAM C. FOOTE, GINGER L. GRAHAM, JOHN A. LEDERER, DOMINIC MURPHY, LEONARD D. SCHAEFFER, NANCY M. SCHLICHTING, and JAMES A. SKINNER,

Defendants,

and

WALGREENS BOOTS ALLIANCE, INC., a Delaware Corporation,

Nominal Defendant.

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STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement, dated April 10, 2024 (the “Stipulation”), is made and entered into by and among the following parties (the “Parties”) through their respective counsel: (i) the Vladimir Gusinsky Revocable Trust (“Plaintiff”); (ii) Stefano Pessina, José E. Almeida, Janice M. Babiak, David J. Brailer, William C. Foote, Ginger L. Graham, John A. Lederer, Dominic Murphy, Leonard D. Schaeffer, Nancy M. Schlichting, and James A. Skinner (the “Individual Defendants”); and (iii) nominal defendant Walgreens Boots Alliance, Inc. (“Walgreens” or the “Company,” and together with the Individual Defendants, “Defendants”). This Stipulation is intended by the Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims as to the Released Persons upon Court approval and subject to the terms and conditions herein.1

I.	BACKGROUND AND PROCEDURAL HISTORY

The above-captioned action (“Action”) is a shareholder derivative action brought for the benefit of Walgreens. The Action alleges that certain current and former officers and directors of Walgreens breached their fiduciary duties to the Company by failing to adequately oversee opioids-related matters, including compliance with the Controlled Substances Act (“CSA”). Specifically, the Action alleges that the Board failed to adequately oversee the Company’s compliance with a 2013 settlement agreement with the Drug Enforcement Administration and with the CSA, which harmed the Company by exposing it to liability, including in expansive multi-district litigation and other opioids-related litigation and proceedings. On September 23, 2022, Plaintiff filed a shareholder derivative action on behalf of Walgreens in the United States District Court for the Northern District of Ohio (the “N.D. Ohio Action”), asserting claims for breach of fiduciary duty, unjust enrichment, and violations of Section 14(a) of the Securities Exchange Act of 1934.

1 Capitalized terms are defined on first use or in Section IV.

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One year later, on September 22, 2023, the court in that case ruled that the Northern District of Ohio was an improper venue for the litigation, and thus dismissed the N.D. Ohio Action without prejudice for refiling in a proper venue. Plaintiff selected the Northern District of Illinois as the venue for the refiling of its claims. Accordingly, it filed the Complaint in the above-captioned action on November 4, 2023, raising the same allegations and claims as it had previously asserted in the N.D. Ohio Action. See Dkt. 1.

II.	SETTLEMENT NEGOTIATIONS

On September 21, 2023, Plaintiff served a settlement demand on the Individual Defendants. The demand called for a material monetary payment to be made to the Company by its and/or the Individual Defendants’ directors and officers insurance carriers (the “D&O Insurers”), as well as detailed corporate governance reforms to be implemented at the Company.

To facilitate their settlement discussions, the Parties retained the Hon. Layn R. Phillips (Ret.) of Phillips ADR Enterprises, an experienced and respected mediator. Under the guidance of Judge Phillips and Michelle Yoshida, Esq., also of Phillips ADR Enterprises, the Parties exchanged counteroffers in January 2024, and convened for a two-day, in-person mediation on February 10 and 11, 2024, in New York City.

Although no settlement was reached by the end of the in-person mediation on February 10 and 11, settlement negotiations continued under Judge Phillips’s supervision. Ultimately, the Parties agreed to the Settlement and executed a term sheet on February 23, 2024. The agreed-upon terms include the implementation by Walgreens of robust corporate governance changes and a monetary payment of $36,000,000.00 to the Company by the D&O Insurers.

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Thereafter, the Parties negotiated the formal operative terms of the Settlement as set forth in this Stipulation, and commenced negotiations regarding an appropriate amount of attorneys’ fees and expenses to be paid to Plaintiff’s Counsel in recognition of the benefits conferred by this Settlement on the Company, again with the assistance of Judge Phillips. Ultimately, in recognition of Plaintiff’s Counsel’s role in initiating, prosecuting, and settling the Action and the substantial benefits those efforts have conferred upon Walgreens and its shareholders, Walgreens agreed to a fee and expense amount of $8,000,000.00, subject to Court approval.

III.	CLAIMS OF PLAINTIFF AND THE BENEFITS OF SETTLEMENT

Plaintiff and Plaintiff’s Counsel believed at all times and continue to believe that the claims asserted in the Action have merit. Plaintiff and Plaintiff’s Counsel also recognize the substantial time, expense, and uncertainty inherent in the continued prosecution of the claims through trial and any subsequent appeal, including problems of proof, overcoming the available defenses, the difficulties of proving and measuring damages, and the challenges of collecting on any damages awarded at trial. Based on their thorough investigation and evaluation, Plaintiff and Plaintiff’s Counsel have determined that the Settlement set forth in this Stipulation is appropriate.

Plaintiff’s Counsel’s conclusion is based on their extensive and thorough investigation and evaluation of information, which included, inter alia: (i) reviewing Walgreens press releases, public statements, SEC filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing media reports about the Company; (iii) researching the applicable law with respect to the claims alleged in the Action and potential defenses thereto; (iv) preparation and filing of the Action as well as litigation of the N.D. Ohio Action; (v) reviewing and analyzing relevant pleadings, exhibits, and other documents from the national opioids multi-district litigation captioned In re National Prescription Opiate Litigation, No. 1:17-md-2804 (N.D. Ohio); (vi) reviewing the Company’s existing corporate governance policies and preparing a settlement

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demand detailing proposed corporate governance reforms to strengthen the Company’s governance; (vii) participating in mediation sessions and extensive settlement discussions with Defendants’ Counsel; and (viii) negotiating the term sheet executed by the Parties on February 23, 2024 (the “Term Sheet”) and this Stipulation.

Plaintiff’s Counsel’s assessment of the facts and legal issues material to their recommendation in favor of the Settlement was honed and refined over the course of months of substantive written and verbal exchanges with counsel for Defendants and Judge Phillips in the context of mediation.

Based on Plaintiff’s Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff and Plaintiff’s Counsel have concluded that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and that the Settlement confers substantial benefits upon and is in the best interests of Walgreens and its shareholders, including through the substantial financial component to be paid to the Company and the adoption and/or implementation of the corporate governance changes reflected in Exhibit A hereto (the “Reforms”). Accordingly, Plaintiff has agreed to settle the Action upon the terms and subject to the conditions set forth herein.

IV.	THE INDIVIDUAL DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny each and all of the claims alleged by Plaintiff in this Action. In particular, the Individual Defendants have expressly denied and continue to deny each and all charges of wrongdoing or liability against them relating to opioids, arising out of any of the conduct, statements, acts, inaction, or omissions alleged in the Action, or arising out of any claim related to opioids that could have been alleged in the Action. Without limiting the foregoing, the Individual Defendants have denied, and continue to deny,

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among other things, that they breached their fiduciary duties or any other duty owed to Walgreens or its shareholders, or that they or the Company committed or engaged in any violation of law or improper action. The Individual Defendants have further asserted, and continue to assert, that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Walgreens and its shareholders. In addition, the Individual Defendants maintain that they have meritorious defenses to all claims alleged in the Action.

Nonetheless, Defendants have concluded that further litigation could cause burden, inconvenience, expense, uncertainty, and distraction, and that it is desirable and beneficial to finally put to rest and terminate all of the claims that have been, or could have been, asserted in the Action. Defendants have therefore determined that the Settlement confers a substantial benefit upon Walgreens and its shareholders, and the Settlement, and each of its terms, is in all respects fair, reasonable, and in the best interests of Walgreens and its shareholders.

Nothing in this Stipulation, the Judgment, any document or exhibit referred or attached to this Stipulation, or any action taken to carry out this Stipulation is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission or concession by or against any Defendant with respect to any claim of fault, wrongdoing, liability, or damage whatsoever or any infirmity in the defenses that could have been asserted.

Walgreens’s current Board of Directors acknowledges, in an exercise of its independent business judgment, that the initiation, prosecution, and settlement of the Action was the cause of consideration for this Settlement, and that the Settlement is fair, reasonable, and adequate, and confers substantial benefits to Walgreens and its shareholders.

V.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Parties, through their respective counsel, that in consideration of the benefits flowing to the Parties

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from the Settlement, and subject to the approval of the Court, the Released Claims shall be fully, finally, and forever compromised, settled, discharged, relinquished, and released, and the Action shall be dismissed with prejudice and with full preclusive effect, upon and subject to the terms and conditions of this Stipulation, as set forth below.

1.  Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1  “Action” means the derivative action captioned Vladimir Gusinsky Revocable Trust v. Pessina et al., originally filed as Case No. 1:22-cv-01717 on September 23, 2022, in the Northern District of Ohio, and subsequently filed as Case No. 1:23-cv-15654 on November 4, 2023, in the Northern District of Illinois.

1.2  “Court” means U.S. District Court for the Northern District of Illinois.

1.3  “Defendants” means the Individual Defendants and Walgreens.

1.4  “Defendants’ Counsel” means Sidley Austin LLP.

1.5  “Effective Date” means the first date by which all of the events and conditions specified in Section 6.1 of this Stipulation have all been met and/or have occurred.

1.6  “Fee and Expense Amount” shall have the meaning defined in Section 4.1 of this Stipulation.

1.7  “Final” means the date upon which the last of the following shall occur with respect to the Judgment approving this Stipulation, substantially in the form of Exhibit E attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; or (2) if an appeal has been filed or if an appeal is taken, the United States Court of Appeals for the Seventh Circuit has either affirmed the Judgment or dismissed that appeal, and the time for any reconsideration or further appellate review has passed; or (3) if the Supreme Court of the United States has granted further appellate review, that Court has either affirmed the underlying Judgment or affirmed the

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Seventh Circuit’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the payment of a service award. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or expenses, or the payment of a service award, shall not in any way delay or preclude the Judgment from becoming Final.

1.8  “Individual Defendants” means Stefano Pessina, José E. Almeida, Janice M. Babiak, David J. Brailer, William C. Foote, Ginger L. Graham, John A. Lederer, Dominic Murphy, Leonard D. Schaeffer, Nancy M. Schlichting, and James A. Skinner.

1.9  “Judgment” means the Order and Final Judgment to be entered by the Court, substantially in the form attached hereto as Exhibit E.

1.10  “Notice” means the Notice of Pendency and Proposed Settlement of Shareholder Derivative Action and of Settlement Hearing, substantially in the form attached hereto as Exhibit C.

1.11  “Parties” means, collectively, Plaintiff and Defendants. “Party” means, individually, any of the Parties.

1.12  “Person” means an individual or legal entity, including any corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, or business or legal entity, and each of their spouses, heirs, predecessors, successors, representatives, or assigns.

1.13  “Plaintiff” means the Vladimir Gusinsky Revocable Trust.

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1.14  “Plaintiff’s Counsel” means The Weiser Law Firm, P.C., Heffner Hurst, and any other law firm that appears for Plaintiff in the Action.

1.15  “Preliminary Approval Order” means the order to be submitted to the Court granting preliminary approval of the Settlement substantially in the form attached hereto as Exhibit B.

1.16  “Related Persons” means: (i) with regard to any individual, the individual’s spouses, marital communities, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners of partnerships, joint ventures, member firms, limited liability companies, corporations, predecessors, successors, and assigns or other individual or entity in which such individual has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, and commercial bankers; and (ii) with regard to any entity (i.e., non-individual), including Walgreens, the entity’s past or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, consultants, partners, controlling shareholders, joint venturers, fiduciaries, partners, partnerships, general or limited partners of partnerships, joint ventures, member firms, limited liability companies, corporations, related or affiliated entities, employees, affiliates, predecessors, successors, parents, subsidiaries, and assigns.

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1.17 “Reforms” means the corporate governance changes set forth in Exhibit A attached hereto.

1.18 “Released Claims” means any and all actions, demands, suits, claims, debts, fees, rights, liabilities, and causes of action of any nature, including both known and Unknown Claims (as defined in Section 1.26 below), existing derivatively on behalf of Walgreens or by Walgreens, that were asserted in this Action, could have been asserted in this Action, or in the future are asserted derivatively on behalf of Walgreens or by Walgreens, that arise out of, are based on, or relate to in any way, in whole or in part: (i) any Relevant Period Opioids-Related Matters; (ii) any other actions, omissions, conduct, facts, events, or matters referenced in this Action, including any actions, omissions, conduct, facts, events, or matters referenced in any pleading or other document filed in this Action; (iii) any opioids-related matters that have been publicly disclosed by Walgreens, whether completed or ongoing; or (iv) the Settlement, except for any claims to enforce the Settlement.

1.19 “Released Persons” means, collectively, Walgreens, the Individual Defendants and their Related Persons, and any and all current or former directors, officers, or employees of Walgreens. “Released Person” means, individually, any of the Released Persons.

1.20 “Releasing Parties” means Plaintiff, all other Walgreens Shareholders, Plaintiff’s Counsel, and Walgreens. “Releasing Party” means, individually, any of the Releasing Parties.

1.21 “Relevant Period Opioids-Related Matters” means any actions, omissions, conduct, facts, events, or other matters related to, resulting from, or in connection with compliance with the Controlled Substances Act or related or similar regulations, or otherwise relating to opioids in any way, directly or indirectly, occurring at any time prior to the date of entry of the Final Judgment and Order, including without limitation any opioids-related matter that has been publicly disclosed by Walgreens prior to such date regardless of whether that matter remains ongoing.

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1.22 “Settlement” means the resolution of the Action and Released Claims in accordance with the terms and conditions set forth herein.

1.23 “Settlement Hearing” means any hearing or hearings at which the Court will determine whether the Settlement should be approved and the Judgment entered.

1.24 “Settlement Monetary Amount” means $36,000,000.00.

1.25 “Summary Notice” means the Summary Notice of Pendency and Proposed Settlement, substantially in the form attached hereto as Exhibit D.

1.26 “Unknown Claims” means any and all actions, demands, suits, claims, debts, fees, rights, liabilities, and causes of action of any nature that Plaintiff, Walgreens, any Walgreens Shareholder, or any Individual Defendant does not know of or suspect to exist in their favor or in favor of Walgreens, whether derivatively on behalf of Walgreens or by Walgreens, at the time of the release of such claims, including claims that, if known, would have affected this Settlement, release of the Released Claims, or a decision not to object to this Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date, each Party expressly waives, and each Walgreens Shareholder shall be deemed to have waived, and by operation of the Judgment shall have expressly waived, any and all provisions, rights and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

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The Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the Released Claims, but it is the intention of the Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts or subsequent developments. Each Party and each Walgreens Shareholder shall be deemed by operation of the Judgment to have acknowledged that the foregoing waiver and release of Unknown Claims was separately bargained for and is a key element of the Settlement.

1.27 “Walgreens Shareholders” means any Person or Persons who owned Walgreens common stock as of the date of the execution of this Stipulation and continues to hold their Walgreens common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of Walgreens, and their Related Persons. “Walgreens Shareholder” means, individually, each of the Walgreens Shareholders.

1.28 “Walgreens” or the “Company” means nominal defendant Walgreens Boots Alliance, Inc., a Delaware corporation, and any of its current or former predecessors, successors, parents, subsidiaries, affiliates, joint venturers, and assigns, including Walgreen Co.

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2.	Settlement Consideration

2.1 In consideration for the full and final release, settlement, and discharge of any and all Released Claims and the dismissal with prejudice of the Action on the terms and conditions set forth in this Stipulation:

(a) Defendants shall cause the D&O Insurers to pay the Settlement Monetary Amount to the Company on behalf of their insureds, by wire transfer or check at the option of the D&O Insurers, no later than 20 business days after the later of: (i) the D&O Insurers’ receipt of an order from the Court preliminarily approving the Settlement, and (ii) the D&O Insurers’ receipt of the necessary payment and delivery details, including specific bank identification and wiring information and a duly executed Form W-9; and

(b) Walgreens and its Board of Directors shall, within 90 days of the Effective Date, adopt, implement, and/or initiate, as appropriate in their business judgment, the Reforms identified in Exhibit A attached hereto, for a period of not less than 5 years following the Effective Date.

(c) Walgreens’s current Board of Directors, in an exercise of its independent business judgment, has determined that the Settlement Monetary Amount shall be used by the Company solely for the purposes of funding: (i) controls, programs, salaries, and other efforts relating to adoption, implementation, and/or initiation of Reforms; (ii) the Company’s compliance with the terms of injunctions and settlement agreements from other matters relating to opioids and compliance with the Controlled Substances Act or related regulations, including, but without limitation, compliance with injunctive relief provisions in the injunction order entered in the national opioids multi-district litigation captioned In re National Prescription Opiate Litigation, No. 1:17-md-2804 (N.D. Ohio), and in other opioids-related settlements reached to date or future opioids-related settlements that may contain such provisions; (iii) the Company’s and its Board of Directors’ oversight of and responses to compliance-related risks; and (iv) the Fee and Expense Amount.

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2.2 To the extent the Settlement is terminated or cancelled pursuant to any of the conditions set forth in Sections 6.2 and 6.3, the Company shall make a full refund to the D&O Insurers of the payment the Company received under Section 2.1(a), no later than 20 business days after the Settlement has been so terminated or cancelled, and such refund will be distributed to the D&O Insurers in accordance with the provisions of separate agreements between Walgreens and the D&O Insurers entered into in connection with the Settlement.

2.3 The D&O Insurers’ payment of the Settlement Monetary Amount and the entry of the Judgment shall constitute full and final satisfaction of all of the Released Claims. The Individual Defendants’ sole monetary obligation under the Settlement shall be the D&O Insurers’ payment of the Settlement Monetary Amount, and no Individual Defendant shall be liable for any other amounts, including any Court-awarded attorneys’ fees or litigation expenses to Plaintiff’s Counsel, which shall be paid, if awarded, by the Company out of the Settlement Monetary Amount.

3.	Notice and Approval

3.1 After execution of this Stipulation, Plaintiff shall file a motion for preliminary approval accompanied by this Stipulation, and all other documents necessary to ultimately effectuate Court approval of the proposed Settlement, and will apply for entry of the Preliminary Approval Order.

3.2 After the Settlement is preliminarily approved by the Court, Walgreens shall provide notice to Walgreens Shareholders pursuant to Rule 23.1 of the Federal Rules of Civil Procedure. Notice to Walgreens Shareholders shall consist of the Notice, which includes the general terms of the Settlement set forth in this Stipulation and the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit C.

3.3 Walgreens shall undertake the administrative responsibility for giving notice to Walgreens Shareholders and shall be solely responsible for paying the costs and expenses related

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to providing such notice to its shareholders. Within ten (10) business days after the entry of the Preliminary Approval Order, Walgreens shall: (i) cause the Stipulation and the Notice to be included in a Form 8-K furnished to the SEC, (ii) Walgreen shall publish or cause to be published the Summary Notice, substantially in the form attached hereto as Exhibit D, once in Investor’s Business Daily or a similar online publication; and (iii) Walgreens shall post a link to the Stipulation and the Notice on the “Investor Relations” page of Walgreens’ website, and shall maintain that link through the date of the hearing for the Court to determine whether to finally approve the Settlement. If additional notice is required by the Court, then the cost and administration of such additional notice will be borne by Walgreens. The Parties believe the content and manner of notice, as set forth in this paragraph, constitutes adequate and reasonable notice to Walgreens Shareholders pursuant to applicable law and due process.

3.4 Following the passage of the applicable notice period, Plaintiff shall promptly request that the Court enter an order and final judgment, substantially in the form attached hereto as Exhibit E, providing final approval of the Settlement and dismissal of the Action with prejudice.

3.5 Pending the Effective Date, the Parties agree that: (i) all proceedings and discovery in the Action should continue to be stayed (with the exception of the proceedings necessary to effectuate the consummation and final approval of the Settlement); and (ii) Plaintiff and Plaintiff’s Counsel are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action, including this Action, asserting any Released Claim.

4.	Plaintiff’s Counsel’s Separately Negotiated Fee and Expense Amount

4.1 In recognition of Plaintiff’s Counsel’s role in prosecuting and settling the Action and the substantial benefits conferred upon the Company as a result of the Settlement, Walgreens agrees that Plaintiff’s Counsel’s should receive a fee and expense amount of $8,000,000.00 (the

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“Fee and Expense Amount”). Plaintiff and Plaintiff’s Counsel agree not to request that any greater amount be awarded to Plaintiff’s Counsel by the Court and not to seek the payment of attorneys’ fees and expenses from any person or entity other than Walgreens.

4.2  The Fee and Expense Amount or such other amount as may be awarded by the Court shall constitute final and complete payment for Plaintiff’s Counsel’s fees and expenses that have been incurred or will be incurred in connection with the Action. Defendants and Defendants’ Counsel shall have no responsibility for the allocation or distribution of the Fee and Expense Amount among Plaintiff’s Counsel. Defendants shall have no obligation to cause payment to be made to any of Plaintiff’s Counsel other than as provided in Section 4.3 herein.

4.3  The Parties acknowledge and agree that any Fee and Expense Amount in connection with the Settlement shall be paid by Walgreens to an escrow account created by Plaintiff’s Counsel (the “Escrow Account”), via wire transfer or check at the option of Walgreens, from the Settlement Monetary Amount, no later than 15 business days after the later of: (i) Walgreens’s receipt of payee information, wire instructions, and tax identification information for the payment from Plaintiff’s Counsel; and (ii) Walgreens’s receipt of the entirety of the Settlement Monetary Amount from the D&O Insurers. For the avoidance of doubt, any Fee and Expense Amount shall be paid out of, and not be in addition to, the Settlement Monetary Amount.

4.4  The Fee and Expense Amount shall remain in the Escrow Account until the entry of an order by the Court finally approving the Settlement, at which time the Fee and Expense Amount shall be immediately releasable to Plaintiff’s Counsel, notwithstanding the existence of any timely filed objections thereto or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof. Should the Court order the payment of attorneys’ fees and expenses to Plaintiff’s Counsel in an amount less than the agreed Fee and Expense Amount prior to, or at

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the time of, entry of the Judgment, then only the Court-approved amount shall be released to Plaintiff’s Counsel. Any amounts remaining in the Escrow Account shall be returned to Walgreens within 20 calendar days of entry of the Judgment or a final judgment after any appeal is concluded. For the avoidance of doubt, no fees or expenses shall be paid to Plaintiff’s Counsel pursuant to this Stipulation absent approval by the Court of a complete release of all Released Parties and their Related Persons, in the form provided herein.

4.5  The payment of any Fee and Expense Amount to Plaintiff’s Counsel shall be subject to the obligation of Plaintiff’s Counsel to:

(a)  in the event the Settlement is terminated or cancelled pursuant to any of the conditions set forth in Sections 6.2 and 6.3, make a full refund of any such payment to Walgreens in accordance with instructions to be provided by Defendants’ Counsel; and

(b)  in the event the Fee and Expense Amount is reduced or reversed as a result of any appeal or further proceedings on remand or successful collateral attack and such order reducing or reversing the award has become final, pay to Walgreens, in accordance with instructions to be provided by Defendants’ Counsel, the portion of any such reduction or reversal.

4.6  Except as otherwise provided herein or except as provided pursuant to indemnification or insurance rights, each of the Parties shall bear their own costs, expenses, and attorneys’ fees. Plaintiff’s Counsel shall be solely responsible for any administrative costs associated with the Escrow Account as well as the filing of any and all informational and other tax returns with the Internal Revenue Service, or any other state or local taxing authority, as may be necessary or appropriate. Neither Defendants nor Defendants’ Counsel shall have responsibility for, nor bear any risk or liability with respect to, the Escrow Account, its operation, or any taxes or expenses incurred in connection with the Escrow Account.

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4.7  The amount of any Fee and Expense Amount shall be subject to Court approval, which shall not be a precondition to the Court’s approval of the Settlement. The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of the consideration of any Fee and Expense Amount. Any changes by any court, including this Court, to the negotiated amount of any Fee and Expense Amount, or to any service award, will not otherwise affect the finality of the Judgment or the validity of the Settlement, and the Parties’ obligations under the Settlement (except with respect to the payment of attorneys’ fees and expenses) shall not be conditioned on the resolution of, nor any ruling regarding, any Fee and Expense Amount, including any service award. Any orders or proceedings relating to any request for a Fee and Expense Amount or service award, or any appeal from any orders or proceedings relating thereto, shall not affect the validity of the Settlement, operate to terminate or cancel the Stipulation, and/or affect or delay either the Effective Date or the finality of the Judgment approving the Settlement.

4.8  Plaintiff may apply to the Court for a service award of up to $2,500.00 for Plaintiff (the “Service Award”), only to be paid upon Court approval. Any Service Award shall be funded exclusively from the Fee and Expense Amount. The failure of the Court to approve any requested Service Award, in whole or in part, shall have no effect on the Settlement set forth in this Stipulation. Defendants shall take no position on whether the Court should approve the Service Award, and no Defendant shall have any obligation to pay any such Service Award or any portion thereof.

5.	Release of Claims and Dismissal of Action

5.1  This Settlement is conditioned on the dismissal with prejudice of the Action at the time of final approval by the Court.

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5.2  Upon the Effective Date, each of the Releasing Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims), including against the Released Persons, as well as any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action, including against the Released Persons.

5.3  Upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiff and Plaintiff’s Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims.

5.4  Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of this Stipulation.

6.	Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination

6.1  The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

(a)  Court approval of the Settlement in all material respects;

(b)  Court entry of the Judgment in all material respects; and

(c)  the passing of the date upon which the Judgment becomes Final.

6.2  If any of the conditions specified above in Section 6.1 are not met, then this Stipulation shall be canceled and terminated subject to Section 6.3, unless counsel for the Parties mutually agree in writing to proceed with this Stipulation.

6.3  If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way cancelled or terminated, or otherwise fails to become Final in accordance with its terms: (a) all Parties and Released Persons shall be restored to their respective positions in the Action as existed immediately prior to the date of execution of this Stipulation; (b) all releases

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delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) Plaintiff’s Counsel, including their law firms, partners, and/or shareholders, and Plaintiff, to the extent they have received any amount of the Fee and Expense Amount, shall within 20 business days after written notification from Walgreens’s counsel or from a court of appropriate jurisdiction refund to Walgreens the entirety of such amount, including any service awards, according to written instructions from Walgreens’s counsel consistent with such cancellation or termination; (d) Walgreens shall refund to the D&O Insurers the payment the Company received under Section 2.1(a) within 20 business days of receiving from Plaintiff’s Counsel the refund of the Fee and Expense Amount; (e) the terms and provisions of this Stipulation (other than those set forth in Sections 4.2, 6.2, 6.3, 7.4, 7.5 hereof) shall have no further force or effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose; and (f) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by a Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Action or in any other action or proceeding (other than to enforce the terms remaining in effect). In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose.

6.4  No order of the Court concerning the Fee and Expense Amount or the Service Award that awards amounts at or below those stated in Sections 4.1 and 4.8 (and no modification, or reversal on appeal of any order concerning the Fee and Expense Amount or the Service Award) shall constitute grounds for cancellation or termination of the Stipulation, affect the enforceability of the Stipulation, or delay or preclude the Judgment from becoming Final.

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7.	Miscellaneous Provisions

7.1  The Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise good-faith efforts to accomplish the foregoing terms and conditions of the Stipulation.

7.2  The Parties intend this Settlement to be a final and complete resolution of all disputes with respect to the Action. The Settlement compromises claims that are contested and shall not be deemed an admission by any Party or Releasing Person as to the merits of any claim, allegation, or defense. The Defendants acknowledge that the Action was filed in good faith, was not frivolous, and is being settled voluntarily by the Defendants. The Parties agree that throughout the course of the litigation, all parties and their counsel complied with the provisions of Federal Rule of Civil Procedure 11 and all similar state law provisions. The Judgment shall contain a finding that, during the course of the litigation, each Party and their respective counsel at all times has complied with the requirements of Rule 11 and all other similar laws and/or rules governing professional conduct. The Settling Parties agree that the Released Claims are being settled voluntarily after consultation with legal counsel who could assess the strengths and weaknesses of their respective clients’ claims or defenses.

7.3  Pending the Effective Date, the Parties agree not to initiate any proceedings concerning the Released Claims other than those incident to the Settlement itself; provided, however, that Walgreens, the Individual Defendants, and any Releasing Party may seek to prevent, dismiss, or stay any other action or claims brought seeking to assert any Released Claims.

7.4  Each of the Defendants expressly denies and continues to deny all allegations of wrongdoing or liability against themselves arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Action. The existence of the provisions

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contained in this Stipulation shall not be deemed to prejudice in any way the respective positions of the Parties with respect to the Action, shall not be deemed a presumption, a concession, or admission by any of the Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Action or with respect to any of the claims settled in the Action, or any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Action, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to this Stipulation or the Settlement whether civil, criminal, or administrative, for any purpose other than as provided expressly herein. For the avoidance of doubt, any Party may file this Stipulation and any related documents to enforce the provisions of this Stipulation, including the releases provided for herein. This provision shall remain in force in the event that the Term Sheet or Settlement is terminated for any reason whatsoever, in accordance with its terms.

7.5  All confidentiality designations and agreements made between or amongst any or all of the Parties, including the confidentiality agreement governing the Parties’ mediation and any orders entered during the course of the Action relating to the confidentiality of documents or information, shall continue in force and are not superseded or altered by the Settlement.

7.6  This Stipulation may be modified or amended only by a writing signed by, or on behalf of, all Parties or their respective successors-in-interest.

7.7  This Stipulation shall be deemed drafted equally by all Parties.

7.8  No representations, warranties, or inducements have been made to any of the Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

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7.9  Each counsel or other Person executing this Stipulation or its exhibits on behalf of any of the Parties hereby warrants that such Person has the full authority to do so.

7.10  The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.11  This Stipulation and the exhibits attached hereto constitute the entire agreement among the Parties.

7.12  The Stipulation supersedes and replaces any prior or contemporaneous writing, statement, or understanding pertaining to the Action (including, without limitation, the Term Sheet), and no parole or other evidence may be offered to explain, construe, contradict, or clarify its terms, the intent of the Settling Parties or their counsel, or the circumstances under which the Stipulation was made or executed.

7.13  In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

7.14  Counsel for the Parties are expressly authorized by their respective clients to take all appropriate actions required or permitted to be taken pursuant to the Stipulation to effectuate its terms and conditions.

7.15  Plaintiff represents and warrants it has not assigned or transferred, or attempted to assign or transfer, to any Person any Released Claim or any portion thereof or interest therein.

7.16  This Stipulation shall be binding upon, and inure to the benefit of, the Parties and the Released Persons, and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, trustees in bankruptcy, legal representatives, and any corporation or other entity into or with which any Party merges, consolidates, or reorganizes.

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7.17  Any failure by any party to this Stipulation to insist upon the strict performance by any other party of any of the provisions of the Stipulation shall not be deemed a waiver of any of the provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Stipulation to be performed by such other party.

7.18  This Stipulation shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Illinois, and the rights and obligations of the parties to this Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Illinois without giving effect to Illinois’s choice-of-law principles.

7.19  The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

7.20  Without further order of the Court, the Settling Parties may agree to the reasonable extensions of time to carry out any of provisions in this Stipulation.

7.21  This Stipulation may be executed in one or more counterparts, including by electronic signature. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.

7.22  Any dispute between the Parties arising out of or relating to the Settlement shall be resolved by a mediator from Phillips ADR, first by way of mediation and, if unsuccessful, then by way of final, binding, non-appealable resolution.

7.23  The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Court’s Judgment, and the Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment.

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7.24  Nothing in this Stipulation and, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, or work product protection.

IN WITNESS WHEREOF, the Parties have caused this Stipulation to be executed by their duly authorized attorneys.

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Dated: April 10, 2024

THE WEISER LAW FIRM. P.C.	SIDLEY AUSTIN LLP

/s/ James M. Ficaro	/s/ Kristen R. Seeger

James M. Ficaro (admitted pro hac vice)

The Weiser Law Firm, P.C.

Four Tower Bridge

200 Barr Harbor Drive, Suite 400

West Conshohocken, PA 19428

(610) 225-0206

jficaro@weiserlawfirm.com

HEFFNER HURST

Matthew T. Heffner

Matthew T. Hurst

30 North LaSalle, Suite 1210

Chicago, Illinois 60602

Telephone: (312) 346-3466

mheffner@heffnerhurst.com

mhurst@heffnerhurst.com

Counsel for Plaintiff

Kristen R. Seeger (No. 6278416)

John M. Skakun III (No. 6297636)

Caroline A. Wong (No. 6324863)

One South Dearborn

Chicago, IL 60603

Telephone: (312) 853-7000

kseeger@sidley.com

jskakun@sidley.com

caroline.wong@sidley.com

Counsel for Defendants

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EXHIBIT A

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EXHIBIT A

CORPORATE GOVERNANCE REFORMS

Unless another timeframe is specifically outlined herein, within ninety (90) days of issuance of a final order approving the settlement, Walgreens Boots Alliance, Inc. (the “Company”) and its Board of Directors (“Board”), as appropriate, shall take actions to adopt, implement, and/or initiate the following corporate governance changes for a period of not less than 5 years following the effective date of the settlement.

I.	Creation of Board Committee

The Board shall create a Compliance, Safety, and Quality Committee, which shall be dedicated to the oversight of compliance, safety, and quality risks and comprised of independent directors. The Board shall adopt the charter attached as Exhibit 1 for this Committee.

II.	Appointment of Additional Independent Directors

With the assistance of the Nominating and Governance Committee, the Board shall appoint 2 new independent directors satisfying the independence standards set forth in the Company’s bylaws. The appointment of new independent directors at any point since January 1, 2024, shall satisfy this requirement.

When appointing new directors:

1.

Following an initial background and suitability review, the Nominating and Governance Committee shall conduct a thorough review of each candidate (including commissioning customary background checks and interviews). The review shall have as one of its goals identifying candidates whose membership on the Board will create more diversity of gender, ethnicity, experience, and perspective.

2.

Once suitable candidates are identified by the Nominating and Governance Committee, the Board shall, in the exercise of its business judgment and subject to its fiduciary duties, nominate for election or appoint the candidates for election to the Board.

III.	Creation of Management-Level Governance, Risk, and Compliance Committee

The Company shall create a U.S. Retail Pharmacy Governance, Risk, and Compliance Committee. The Company shall adopt the charter attached as Exhibit 2 for this Committee.

IV.	Controlled Substance Compliance

A.	Changes to Chief Controlled Substance Compliance Officer Responsibilities

The following duties and responsibilities shall be added to the position of Chief Controlled Substance Compliance Officer:

1.

All quarterly reports provided by the Chief Controlled Substance Compliance Officer regarding the Controlled Substance Compliance Program (“CSCP”) shall also be provided to the Compliance, Safety, and Quality Committee.

1

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2.

Annually, the Chief Controlled Substance Compliance Officer shall present to the Board an overview of the previous year’s quarterly reports regarding the CSCP, and shall provide information to the Board regarding whether the Company’s governance obligations relating to controlled substance compliance are satisfied consistent with the Company’s previous agreements.

B.	Changes to the Controlled Substance Compliance Committee Duties

The following duties and responsibilities shall be added to the Controlled Substance Compliance Committee:

1.	The most recent annual written report prepared by the Controlled Substance Compliance Committee shall immediately be made available to the Compliance, Safety, and Quality Committee.

2.	All changes to the Company’s CSCP policies adopted by the Controlled Substance Compliance Committee shall be conveyed to the Compliance, Safety, and Quality Committee.

2

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EXHIBIT 1

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Walgreens Boots Alliance, Inc.

Compliance, Safety, and Quality Committee Charter

Purpose

The Board of Directors (the “Board”) of Walgreens Boots Alliance, Inc. (the “Company”) has established the Compliance, Safety, and Quality Committee (the “Committee”) to assist the Board in its oversight of (1) the Company’s global legal and regulatory compliance, including with regard to pharmacy, healthcare, and retail laws and regulations to which the Company is subject, (2) the Company’s advancement of patient and team member safety, and (3) the Company’s advancement of pharmacy and healthcare delivery quality.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Composition

The Committee will consist of no fewer than three directors. Each member of the Committee must meet the independence requirements of the Nasdaq Stock Market and the Company’s categorical independence standards. At least one member of the Committee shall, in the judgment of the Board, have a background in healthcare that includes oversight or responsibility for safety, compliance, and/or quality. At least one member of the Committee, and no more than half of the members of the Committee, shall serve concurrently on the Audit Committee.

The members of the Committee are appointed by the Board upon recommendation of the Nominating and Governance Committee, and serve at the discretion of the Board. One member of the Committee will be appointed by the Board as Chair, upon recommendation of the Nominating and Governance Committee. The Board may remove Committee members with or without cause, including upon the recommendation of the Nominating and Governance Committee. Any action duly taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership provided herein.

Determinations of whether a particular director satisfies the requirements for membership on the Committee will be made by the Board.

Authority and Delegation

The Committee has the authority to review any activity of the Company in order to adequately discharge its responsibilities. The Committee shall have direct access to the Company’s Global Chief Compliance and Ethics Officer, Global Chief Legal Officer, Chief Pharmacy Officer, Chief Controlled Substance Compliance Officer, head of Patient Safety for Pharmacy, Chief Information Officer, head of Internal Audit, Chief Medical Officer 1 and other senior medical personnel, any other executive or manager of the Company, and the records of the Company.

The Committee has the authority to retain consultants, outside counsel, and other advisors as the Committee deems appropriate in its sole discretion to assist the Committee in the performance of its

1 If any title referenced in this charter is changed, the reference shall be to the functionally equivalent position(s).

1

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duties. The Committee is authorized to approve related fees and retention terms and shall be provided with appropriate funding, as determined by the Committee, for payment of compensation to such consultants, outside counsel, and other advisors, as well as for ordinary administrative expenses that the Committee deems appropriate in carrying out its duties.

The Committee may delegate to one or more subcommittees such duties as the Committee deems necessary and appropriate.

Meetings

The Committee will meet as often as it deems necessary, but not less frequently than quarterly. The Committee may request any officer or employee of the Company or the Company’s outside counsel to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may also meet periodically in separate executive sessions with management, and have such other direct interaction with members of management from time to time as the members of the Committee deem appropriate. Notice of all Committee meetings will be given, and waiver thereof determined, in accordance with the notice and waiver of notice requirements applicable to the Board.

A majority of the members, present in person, by phone, or via other electronic media, will constitute a quorum. A majority of the members present at a duly constituted meeting may decide any question brought before the Committee. The Committee may act by written consent to the extent permitted by and in accordance with the by-laws of the Company.

Minutes

The Secretary of the Company or the Chair’s designate will prepare the minutes of the Committee’s meetings. Minutes will be distributed to Committee members and to the Company’s directors who are not Committee members. The Secretary of the Company will maintain copies of all minutes as permanent records.

Specific Duties

Acting in a manner that is consistent with the purpose and authority described above, the Committee will perform such specific duties as it deems appropriate, including the following:

1.

Compliance. Review and discuss with management the implementation and enforcement of policies, standards, procedures, risk management programs, and compliance with applicable laws and regulations on a global basis, including pharmacy, healthcare, and retail laws and regulations to which the Company is subject. In furtherance of this responsibility, the Committee shall periodically (and at least annually):

a.

Review with the Global Chief Compliance and Ethics Officer (a) the design, implementation, and effectiveness of the Company’s compliance programs and policies, (b) compliance matters relating to the Company’s wholly owned and non-wholly owned businesses, and (c) the adequacy of resources for the Company’s compliance programs and related initiatives.

b.

Review with the Chief Controlled Substance Compliance Officer (a) the design, implementation, and effectiveness of the Company’s controlled substance compliance program and policies, and (b) the adequacy of resources for the Company’s controlled substance compliance program and related initiatives.

2

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c.

Review with management the enforcement of policies, standards, procedures, and risk management programs relating to compliance with applicable laws and regulations, including pharmacy, healthcare, and retail laws and regulations to which the Company is subject, and any agreements with any federal, state, local, or foreign government body relating to legal or regulatory compliance.

d.

Review with management (a) key compliance risks and issues, including those identified and monitored through the Company’s risk assessment processes, (b) results of compliance assessments, and (c) management’s business judgments regarding, and plans to respond to, identified compliance matters, including in consultation with the Board as appropriate.

2.

Patient Safety and Clinical Quality. Review and discuss with management the implementation and administration of programs and strategies related to advancing the Company’s patient safety and clinical quality initiatives on a global basis. In furtherance of this responsibility, the Committee shall periodically (and at least annually):

a.

Review with the head of Patient Safety for Pharmacy the Company’s practices, policies, and initiatives related to advancing patient safety and clinical quality, including with regard to pharmacy dispensing and other pharmacy services.

b.

Review with the Chief Medical Officer and/or senior medical staff the Company’s practices, policies, and initiatives related to advancing the quality performance of the Company’s healthcare services, including with regard to the Company’s medical clinic, primary care, and in-home care operations.

c.

Review with management (a) key risks and issues relating to patient safety and clinical quality, including those identified and monitored through the Company’s risk assessment process, and (b) management’s business judgments regarding, and plans to respond to, identified matters relating to patient safety and clinical quality, including in consultation with the Board as appropriate.

3.

Team Member Safety. Review and discuss with management the implementation and administration of programs and strategies related to the safety of the Company’s employees on a global basis. In furtherance of this responsibility, the Committee shall periodically (and at least annually):

a.

Review with management (a) key risks and issues relating to team member safety, including those identified and monitored through the Company’s risk assessment process, and (b) management’s business judgments regarding, and plans to respond to, identified matters relating to team member safety, including in consultation with the Board as appropriate.

4.

Technology. Review and discuss with management the design, implementation, effectiveness, and adequacy of resources for the Company’s technology-related projects and strategies that are related to or may impact compliance, safety, or quality matters.

5.

Global Chief Legal Officer. Review with the Global Chief Legal Officer (a) significant litigation, (b) government or regulatory matters, and (c) privileged compliance assessments and legal reviews that are related to compliance, safety, or quality issues.

3

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6.	Ethics. Review with the Global Chief Compliance and Ethics Officer the administration of the Company’s Code of Conduct and Ethics, and any significant changes to the Company’s ethics program.

7.

Complaint Procedures. Review and monitor the procedures for the receipt, retention, and treatment of complaints regarding compliance, safety, or quality matters, as well as for confidential, anonymous submission by Company employees of concerns regarding such matters. Review periodically with management these procedures and any significant complaints received.

8.	Coordination with the Audit Committee. Consult with the Audit Committee as appropriate regarding matters relevant to each Committee’s respective responsibilities. In furtherance of coordination:

a.	The Committee shall meet in joint session with the Audit Committee at least annually, and may meet in joint session more frequently.

b.

Any member of the Committee may attend any regular meeting of the Audit Committee, and any member of the Audit Committee may attend any regular meeting of the Committee, as is available to all Board members.

c.

The Committees shall coordinate on matters that are relevant to both Committees’ responsibilities, including (a) the Company’s annual compliance assessment plans and the annual audit plans of the Company’s internal audit function, to the extent the annual audit plans involve matters relating to compliance, safety, or quality, (b) the Company’s technology-related projects and strategies, and (c) significant complaints and anonymous submissions regarding compliance, safety, or quality matters.

d.

The Committee does not bear any of the duties or responsibilities of the Company’s Audit Committee, as set forth in the Audit Committee Charter promulgated by the Board from time to time or as required by law.

9.

Committee Reports to the Board. Report to the Board regarding the activities of the Committee on a regular basis and as otherwise requested by the Chair of the Board, and determine when matters should be referred to the Board for further consideration.

10.	Annual Performance Evaluation. At least annually, evaluate the Committee’s performance and report to the Board regarding the Committee’s self-evaluation.

11.	Charter Review. At least annually, review this Charter and recommend any proposed changes to the Board for approval.

12.

Other Duties. Perform such other duties and responsibilities as may be assigned to the Committee by applicable law or regulation (whether in a domestic or foreign jurisdiction), by the Company’s by-laws, or by the Board.

Effective as of [month ##, ####].

4

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EXHIBIT 2

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Walgreens U.S. Retail Pharmacy

Governance, Risk, and Compliance Committee Charter

I.	Purpose

The U.S. Retail Pharmacy Governance, Risk, and Compliance Committee (the “Retail Pharmacy GRC”) is a standing subcommittee of the WBA Executive Governance, Risk, and Compliance Committee (the “Executive GRC”) and oversees key compliance and safety matters relating to the Company’s pharmacy and retail operations. It focuses on:

●	Identifying and evaluating key risks relating to the Company’s pharmacy and retail operations.

●

Monitoring the Company’s compliance, safety, and quality matters relating to its pharmacy and retail operations, including controlled substances dispensing, patient and team member safety, and billing compliance.

●	Escalating significant risks and matters, as well as key metrics, to the Executive GRC and, as appropriate, the Board of Directors.

●	Recommending, and coordinating the implementation of, continuous improvements to the compliance and ethics programs and internal controls relating to the Company’s pharmacy and retail operations.

●	Providing team members with appropriate resources and infrastructure relating to risks and matters overseen by the Retail Pharmacy GRC.

II.	Membership, Structure & Organization

1.	Retail Pharmacy GRC Members

The Committee shall be led by two or more co-chairs, and shall be comprised of a total of approximately 8–10 senior leaders across functions at the Company, including the Compliance, Quality/Patient Safety Organization, Human Resources, Internal Audit, Finance, Legal, Pharmacy Operations, and Retail Operations functions.

The Retail Pharmacy GRC has the authority to retain outside advisors, including legal counsel or other compliance experts, as it deems appropriate. The Company will provide funding for such advisors.

2.	Meeting Frequency

The Retail Pharmacy GRC will meet at least quarterly each year, with additional meetings as needed.

1

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3.	Agenda and Meeting Minutes

The Vice President and US Compliance Officer (or their delegate) shall be responsible for documentation of each Retail Pharmacy GRC meeting via the preparation and retention of agendas, meeting materials, and meeting minutes. The agenda and meeting materials for each meeting will be distributed to members sufficiently in advance of each meeting to permit meaningful review. Minutes shall include specific descriptions of the Retail Pharmacy GRC’s discussion, consideration, and business decisions regarding risks and matters within the scope of its oversight responsibilities, including compliance, safety, and quality risks and matters.

III.	Specific Responsibilities

1)	Identify and monitor key compliance, safety, and quality risks relating to the Company’s pharmacy and retail operations, including by:

a.	Overseeing regular assessments of the overall effectiveness of compliance and ethics programs relating to the Company’s pharmacy and retail operations.

b.

Reviewing compliance metrics, including metrics regarding complaints raised through the Company’s reporting mechanisms, compliance assessment results, employee training results, approved exceptions, monitoring reports, audit results, and corrective actions.

c.

Reviewing data and analytics pertaining to compliance with laws, regulations, and policies applicable to the Company’s pharmacy operations, including laws, regulations, and policies relating to controlled substances, prescription dispensing, government billing and reimbursement, anti-kickback laws, Stark Law compliance, and other matters as determined by the Retail Pharmacy GRC.

d.

Reviewing data and analytics pertaining to compliance with laws, regulations, and related policies applicable to the Company’s retail operations, including laws, regulations, and policies relating to employee and customer safety, anti-money-laundering, pricing, age-restricted product compliance, tobacco and alcohol sales, food safety, and other matters as determined by the Retail Pharmacy GRC.

e.	Overseeing the Company’s compliance with requirements relating to its pharmacy and retail operations set forth in agreements with government agencies.

f.	Evaluating the effectiveness and impact of compliance-related employee training programs.

g.	Evaluating results of employee culture surveys related to values, ethics, and compliance.

2

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h.	Reviewing external environment developments, such as industry enforcement actions and legislative and regulatory updates, to analyze compliance needs, trends, and developments in key risk areas.

2)	Escalate key compliance, safety, and quality matters relating to the Company’s pharmacy and retail operations, including by:

a.	Providing regular reports and recommendations to the Executive GRC.

b.	Coordinating with Legal, Compliance, Internal Audit, and other functions within the Company regarding key and emerging compliance and safety risks.

3)	Recommend and coordinate enhancements to the compliance and ethics programs and internal controls for the Company’s pharmacy and retail operations in response to key identified risks, including by:

a.	Recommending, reviewing, and approving annual compliance program priorities and goals.

b.	Recommending and providing appropriate resources and infrastructure to support the Company’s compliance and ethics programs and internal controls.

c.	Recommending enhancements relating to the Company’s compliance with laws, regulations, and policies, as well as with government agreements.

d.	Recommending enhancements to compliance monitoring plans, employee training, employee communications, educational initiatives, and related controls.

3

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EXHIBIT B

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UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

VLADIMIR GUSINSKY REVOCABLE TRUST, Derivatively on Behalf of WALGREENS BOOTS ALLIANCE, INC.,	Case No. 23-cv-15654

Plaintiff,	EXHIBIT B – [PROPOSED] ORDER PRELIMINARILY
v.	APPROVING SETTLEMENT

STEFANO PESSINA, JOSE E. ALMEIDA, JANICE M. BABIAK, DAVID J. BRAILER, WILLIAM C. FOOTE, GINGER L. GRAHAM, JOHN A. LEDERER, DOMINIC MURPHY, LEONARD D. SCHAEFFER, NANCY M. SCHLICHTING, and JAMES A. SKINNER,

Defendants,

and

WALGREENS BOOTS ALLIANCE, INC., a Delaware Corporation,

Nominal Defendant.

WHEREAS, the above-referenced derivative action captioned Vladimir Gusinsky Revocable Trust v. Pessina et al., Case No. 23-cv-15654 (the “Action”), is pending before this Court;

WHEREAS, Plaintiff Vladimir Gusinsky Revocable Trust has moved for an order: (i) preliminarily approving the proposed Settlement of the Action, in accordance with the Stipulation and Agreement of Settlement dated April 10, 2024 (the “Stipulation”), which, together with the exhibits attached thereto, sets forth the terms and conditions for the proposed Settlement and dismissal with prejudice of the Action, upon the terms and conditions set forth therein; and (ii) approving the form and content of notice of the pendency of the Action and proposed Settlement to Walgreens Shareholders;

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WHEREAS, unless otherwise defined herein, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation; and

WHEREAS, the Court (i) has read and considered the Stipulation and the exhibits attached thereto, (ii) has found upon a preliminary evaluation that the proposed Settlement falls within the range of preliminary approval criteria, including because it confers benefits on Walgreens Boots Alliance, Inc. (“Walgreens”) and its shareholders and appears to be the product of serious, informed negotiations overseen by an experienced mediator, and (iii) has found upon a preliminary evaluation that Walgreens Shareholders should be apprised of the Settlement through the proposed form of notice.

NOW THEREFORE, IT IS HEREBY ORDERED:

1.  This Court has jurisdiction over the subject matter of the Action, and the Parties to the Stipulation agreed to submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

2.  The Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Settlement as set forth in the Stipulation as fair, reasonable, and adequate, including the terms and conditions for settlement and dismissal with prejudice of the Action.

3.  The Settlement Hearing shall be held before the Court on      , 2024 at      .m. to determine: (i) whether the terms and conditions of the Settlement set forth in the Stipulation are fair, reasonable, and adequate to Walgreens and Walgreens Shareholders and should be finally approved by the Court; (ii) whether an Order and Final Judgment approving the

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Settlement, substantially in the form attached to the Stipulation as Exhibit E, should be entered; (iii) whether to approve the agreed-upon amount of attorneys’ fees and expenses (“Fee and Expense Amount”); and (iv) such other matters as the Court may deem appropriate.

4.  The Court approves, as to form and content, the Notice, attached as Exhibit C to the Stipulation, and the Summary Notice, attached as Exhibit D to the Stipulation, and finds that the posting of the Notice and publication of the Summary Notice in the manner and form set forth in paragraphs 5–6 of this Order meet the requirements of Fed. R. Civ. P. 23.1 and due process, and constitute due and sufficient notice of all matters relating the Settlement to all Persons entitled to such notice.

5.  No later than ten (10) business days following entry of this Order, Walgreens shall cause the Summary Notice, substantially in the form attached to the Stipulation as Exhibit D, to be published one time in Investor’s Business Daily or a similar online publication.

6.  No later than ten (10) business days following entry of this Order, Walgreens shall cause the Stipulation and the Notice to be included in a Form 8-K furnished to the Securities and Exchange Commission, and Walgreens shall post a link to the Stipulation and the Notice on the “Investor Relations” page of Walgreens’ website, and shall maintain that link through the date of the hearing for the Court to determine whether to finally approve the Settlement.

7.  No later than seven (7) calendar days prior to the Settlement Hearing, Walgreens shall file with the Court and serve on Plaintiff’s Counsel proof, by affidavit or declaration, of compliance with the notice procedures set forth in this Order.

8.  Any and all costs of Notice shall be paid by Walgreens, regardless of whether the Court finally approves the Settlement or the Effective Date fails to occur, and in no event shall Plaintiff or Plaintiff’s Counsel be responsible for the payment of costs associated with the Notice.

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9.  All papers in support of the Settlement and the Fee and Expense Amount shall be filed with the Court and served no later than twenty-one (21) calendar days prior to the Settlement Hearing and any reply papers shall be filed with the Court no later than seven (7) calendar days prior to the Settlement Hearing.

10.  Any Walgreens Shareholder who continues to own Walgreens common stock through the date of the Settlement Hearing may file a written objection to the Settlement and/or to the payment of the Fee and Expense Amount and appear and show cause, if he, she or it has any cause, why the Settlement and/or the Fee and Expense Amount should not be approved; provided, however, that, unless otherwise directed by the Court for good cause shown, no such person or entity shall be heard or entitled to contest the approval of the terms and conditions of the Settlement and/or the payment of the Fee and Expense Amount to Plaintiff’s Counsel unless that person or entity: (i) files notice of an intention to appear that includes proof of current ownership of Walgreens common stock; (ii) files papers in support of the objection with the Clerk of the Court by at least fourteen (14) calendar days prior to the hearing; and (iii) ensures such notice and papers have been served on and received by counsel as identified in the Notice by at least fourteen (14) calendar days prior to the Settlement Hearing.

11.  Any objection: (a) must state the name, address, and telephone number of the person or entity objecting and, if represented by counsel, the name, address and telephone number of his, her, or its counsel; (b) must be signed by the shareholder; (c) must contain a written, specific statement of the shareholder’s objection or objections, and the specific reasons for each objection, including any legal and evidentiary support the shareholder wishes to bring to the Court’s attention; (d) must state that the objection is being filed with respect to “Vladimir Gusinsky Revocable Trust v. Pessina et al., Case No. 23-cv-15654”; (e) must include documentation

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sufficient to prove that the shareholder held shares of Walgreens common stock as of the close of business on the date of the Stipulation and continues to hold such stock as of the date the objection is made; and (f) must state the dates when the shareholder acquired Walgreens shares.

12.  Any Walgreens Shareholder who wishes to be heard orally at the hearing in opposition to the approval of the Settlement must also file a notice of appearance with the Clerk of the Court and serve the notice on counsel as identified in the Notice so that it is received no later than fourteen (14) calendar days prior to the Settlement Hearing. Shareholders who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Any person appearing at the Settlement Hearing must present at the hearing documentation sufficient to prove that the shareholder continues to hold shares of Walgreens common stock as of the date of the hearing. Such persons may be heard orally at the discretion of the Court.

13.  Unless otherwise ordered by the Court, any Walgreens Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived his, her, or its right to object and shall forever be barred from raising any objection to the Settlement and/or the Fee and Expense Amount, or any other matter related to the Settlement, in the Action or in any other action or proceeding, and shall otherwise be bound by the Order and Final Judgment to be entered and the Releases to be given.

14.  All Walgreens Shareholders shall be bound by all orders, determinations, and judgments in the Action concerning the Settlement, whether favorable or unfavorable to Walgreens Shareholders.

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15.  All proceedings in the Action, other than those relating to the Settlement itself, are hereby stayed until further Order of the Court. Pending final determination of whether the Settlement should be approved, Plaintiff and all other Walgreens Shareholders are hereby barred and enjoined from commencing or prosecuting, derivatively on behalf of Walgreens, any of the Released Claims against any of the Released Persons.

16.  The Court may adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to Walgreens Shareholders and retains jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Parties, if appropriate, without further notice to Walgreens Shareholders.

17.  Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered, or used in any way by any Party or any other Person as a presumption, a concession, an admission, or evidence of any fault, wrongdoing, or liability of any Party or Released Person, or of the validity of any Released Claim; or (ii) is intended by the Parties to be offered or received as evidence or used by any Person in any action or proceeding, whether civil, criminal, or administrative, other than to enforce the terms therein.

IT IS SO ORDERED.

DATED:      , 2024

Honorable Matthew F. Kennelly

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EXHIBIT C

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UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

VLADIMIR GUSINSKY REVOCABLE TRUST, Derivatively on Behalf of WALGREENS BOOTS ALLIANCE, INC.,	Case No. 23-cv-15654

Plaintiff,	EXHIBIT C – NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF
v.	SHAREHOLDER DERIVATIVE ACTION AND OF SETTLEMENT HEARING

STEFANO PESSINA, JOSE E. ALMEIDA, JANICE M. BABIAK, DAVID J. BRAILER, WILLIAM C. FOOTE, GINGER L. GRAHAM, JOHN A. LEDERER, DOMINIC MURPHY, LEONARD D. SCHAEFFER, NANCY M. SCHLICHTING, and JAMES A. SKINNER,

Defendants,

and

WALGREENS BOOTS ALLIANCE, INC., a Delaware Corporation,

Nominal Defendant.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF

SHAREHOLDER DERIVATIVE ACTION AND OF SETTLEMENT HEARING

TO: ALL PERSONS WHO OWNED SHARES OF THE COMMON STOCK OF WALGREENS BOOTS ALLIANCE, INC. (“WALGREENS” OR THE “COMPANY”) AS OF APRIL 10, 2024 (“WALGREENS SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. This Notice relates to a proposed settlement (the “Settlement”) of the above-captioned shareholder derivative action brought in the United States District Court for the Northern District of Illinois (the “Court”). Your rights will be affected by the legal proceedings in the Action. If the Court approves the Settlement, you will be forever barred from pursuing the Plaintiff’s Released Claims (defined below) against the Defendants’ Released Persons (defined below).

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

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As more fully described below, Plaintiff Vladimir Gusinsky Revocable Trust (“Plaintiff”) alleges in the Action that the Individual Defendants breached their fiduciary duties to the Company by failing to adequately oversee opioids-related matters.

Pursuant to the Settlement, Walgreens’s current Board of Directors has acknowledged, in an exercise of its independent business judgment, that the Settlement confers substantial benefits to Walgreens and Walgreens Shareholders, and that the initiation, prosecution, and settlement of the Action caused: (1) Walgreens’s receipt of a $36,000,000.00 cash payment from its and/or the Individual Defendants’ directors and officers insurance carriers (the “D&O Insurers”); and (2) the adoption and/or implementation of corporate governance reforms (the “Reforms”), attached as Exhibit A to the Stipulation and Agreement of Settlement, dated April 10, 2024 (the “Stipulation”), which shall remain in effect for no less than five years.

Please note that there is no proof of claim form for shareholders to submit in connection with this Settlement, and shareholders are not required to take any action in response to this Notice.

Also, please note that this Notice is not an expression of any opinion by the Court with respect to the truth of the allegations in the Action or the merits of the claims or defenses asserted by or against any Party. It is solely to notify you of the pendency of the Action and the terms of the proposed Settlement, and your rights related thereto. Capitalized terms not otherwise defined herein shall have the definitions set forth in the Stipulation. A copy of the Stipulation may be found on Walgreens’s website at http://investor.walgreensbootsalliance.com.

WHAT IS THE PURPOSE OF THIS NOTICE?

1.  The purpose of this Notice is to explain the Action, the terms of the proposed Settlement, and how the proposed Settlement affects Walgreens shareholders’ legal rights.

2.  In a derivative action, one or more people who are current shareholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights. In this case, Plaintiff filed suit on behalf of Walgreens asserting claims against defendants Stefano Pessina, José E. Almeida, Janice M. Babiak, David J. Brailer, William C. Foote, Ginger L. Graham, John A. Lederer, Dominic Murphy, Leonard D. Schaeffer, Nancy M. Schlichting, and James A. Skinner (collectively, the “Individual Defendants” and together with nominal defendant Walgreens, the “Defendants”).

3.  The Court will hold a hearing (the “Settlement Hearing”) on      , 2024, at  :   .m., at the United States District Court for the Northern District of Illinois, 219 South Dearborn St., Chicago, IL 60604, at which the Court will: (a) determine whether the Settlement should be approved by the Court as fair, reasonable, and adequate; (b) determine whether the Court should enter the Judgment dismissing the Action with prejudice pursuant to the Stipulation; (c) determine whether to approve the agreed-to amount of attorneys’ fees and expenses to be paid to Plaintiff’s Counsel; (d) hear and determine any objections to the Settlement or to the fee and service awards; and (e) rule on such other matters as the Court may deem appropriate.

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WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

THE FOLLOWING DESCRIPTION OF THE ACTION AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT, OR AN AGREEMENT BY THE DEFENDANTS THAT ANY ALLEGATION IS CORRECT.

4.  The above-captioned action (“Action”) is a shareholder derivative action brought for the benefit of Walgreens. The Action alleges that certain current and former officers and directors of Walgreens breached their fiduciary duties to the Company by failing to adequately oversee opioids-related matters, including Walgreens’s compliance with the Controlled Substances Act (“CSA”).

5.  Specifically, the Action alleges that the Board failed to adequately oversee the Company’s compliance with a 2013 settlement agreement with the Drug Enforcement Administration and with the CSA, which harmed the Company by exposing it to liability, including in expansive multi-district litigation and other opioids-related litigation and proceedings.

6.  On September 23, 2022, Plaintiff filed a shareholder derivative action on behalf of Walgreens in the United States District Court for the Northern District of Ohio (the “N.D. Ohio Action”), asserting claims for breach of fiduciary duty, unjust enrichment, and violations of Section 14(a) of the Securities Exchange Act of 1934.

7.  One year later, on September 22, 2023, the court in that case ruled that the Northern District of Ohio was an improper venue for the litigation, and thus dismissed the N.D. Ohio Action without prejudice for refiling in a proper venue. Plaintiff selected the Northern District of Illinois as the venue for the refiling of its claims. Accordingly, it filed the Complaint in the above-captioned action on November 4, 2023, raising the same allegations and claims as it had previously asserted in the N.D. Ohio Action.

8.  On September 21, 2023, Plaintiff served a settlement demand on the Individual Defendants. The demand called for a material monetary payment to be made to the Company by the D&O Insurers, as well as corporate governance reforms to be implemented at the Company.

9.  To facilitate their settlement discussions, the Parties retained the Hon. Layn R. Phillips (Ret.) of Phillips ADR Enterprises, an experienced and respected mediator. Under the guidance of Judge Phillips and Michelle Yoshida, Esq., also of Phillips ADR Enterprises, the Parties exchanged counteroffers in January 2024, and convened for a two-day, in-person mediation on February 10 and 11, 2024, in New York City.

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10.  Although no settlement was reached by the end of the in-person mediation, settlement negotiations continued under Judge Phillips’s supervision. Ultimately, the Parties agreed to the Settlement and executed a term sheet on February 23, 2024.

WHAT ARE THE TERMS OF THE SETTLEMENT?

11.  In consideration for the full and final release, settlement, and discharge of any and all Released Claims and the dismissal with prejudice of the Action, Walgreens will receive a monetary payment from the D&O Insurers of $36,000,000.00.

12.  Walgreens and its Board will also adopt, implement, and/or initiate corporate governance changes (the “Reforms”) for a period of not less than five years. The Reforms include, among other things:

●	The creation of a Compliance, Safety, and Quality Committee of the Board, which shall be dedicated to the oversight of compliance, safety, and quality risks;

●	The appointment of two new independent directors to the Board;

●

The creation of the U.S. Retail Pharmacy Governance, Risk, and Compliance Committee, a management-level committee charged with overseeing key compliance and safety matters relating to the Company’s pharmacy and retail operations;

●	Changes to the responsibilities of the Chief Controlled Substance Compliance Officer; and

●	Changes to the responsibilities of the Controlled Substance Compliance Committee.

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

13.  Plaintiff and Plaintiff’s Counsel believed at all times and continue to believe that the claims asserted in the Action have merit. Plaintiff and Plaintiff’s Counsel also recognize the substantial time, expense, and uncertainty inherent in the continued prosecution of the claims through trial and any subsequent appeal, including problems of proof, overcoming the available defenses, the difficulties of proving and measuring damages, and the challenges of collecting on any damages awarded at trial. Based on their thorough investigation and evaluation, Plaintiff and Plaintiff’s Counsel have determined that the Settlement set forth in this Stipulation is appropriate.

14.  Plaintiff’s Counsel’s conclusion is based on their extensive and thorough investigation and evaluation of information, which included, inter alia: (i) reviewing Walgreens press releases, public statements, SEC filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing media reports about the Company; (iii) researching the applicable law

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with respect to the claims alleged in the Action and potential defenses thereto; (iv) preparation and filing of the Action as well as litigation of the N.D. Ohio Action; (v) reviewing and analyzing relevant pleadings, exhibits, and other documents from the national opioids multi-district litigation captioned In re National Prescription Opiate Litigation, No. 1:17-md-2804 (N.D. Ohio); (vi) reviewing the Company’s existing corporate governance policies and preparing a settlement demand detailing proposed corporate governance reforms to strengthen the Company’s governance; (vii) participating in mediation sessions and extensive settlement discussions with Defendants’ Counsel; and (viii) negotiating the term sheet executed by the Parties on February 23, 2024, and the Stipulation.

15.  Plaintiff’s Counsel’s assessment of the facts and legal issues material to their recommendation in favor of the Settlement was honed and refined over the course of months of substantive written and verbal exchanges with counsel for Defendants and the Mediator.

16.  Based on Plaintiff’s Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff and Plaintiff’s Counsel have concluded that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and that the Settlement confers substantial benefits upon and is in the best interests of Walgreens and its shareholders, including through the substantial financial component to be paid to the Company and the adoption and/or implementation of the Reforms. Accordingly, Plaintiff has agreed to settle the Action upon the terms set forth in the Stipulation.

17.  The Individual Defendants have denied and continue to deny each and all of the claims alleged by Plaintiff in this Action. In particular, the Individual Defendants have expressly denied and continue to deny each and all charges of wrongdoing or liability against them relating to opioids, arising out of any of the conduct, statements, acts, inaction, or omissions alleged in the Action, or arising out of any claim related to opioids that could have been alleged in the Action. Without limiting the foregoing, the Individual Defendants have denied, and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to Walgreens or its shareholders, or that they or the Company committed or engaged in any violation of law or improper action. The Individual Defendants have further asserted, and continue to assert, that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Walgreens and its shareholders. In addition, the Individual Defendants maintain that they have meritorious defenses to all claims alleged in the Action.

18.  Nonetheless, Defendants have concluded that further litigation could cause burden, inconvenience, expense, uncertainty, and distraction, and that it is desirable and beneficial to finally put to rest and terminate all of the claims that have been, or could have been, asserted in the Action. Defendants have therefore determined that the Settlement confers a substantial benefit upon Walgreens and its shareholders, and the Settlement, and each of its terms, is in all respects fair, reasonable, and in the best interests of Walgreens and its shareholders.

19.  Walgreens’s current Board of Directors acknowledges, in an exercise of its independent business judgment, that the initiation, prosecution, and settlement of the Action was the cause of consideration for this Settlement, and that the Settlement is fair, reasonable, and adequate, and confers substantial benefits to Walgreens and its shareholders.

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WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

20.  At the Settlement Hearing, the Parties shall jointly request that the Court enter the Judgment finally approving the Settlement. Pursuant to the Judgment, upon the Effective Date of the Settlement (as defined in the Stipulation), the Action will be dismissed with prejudice.

21.  The Settlement is conditioned upon the occurrence of certain events, which include, among other things, entry of an order by the Court approving the Settlement and dismissing the Action with prejudice. The Settlement will not become effective until such an order has been entered and become final and non-appealable (the “Effective Date”).

22.  Upon the Effective Date, the Releasing Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims), including against the Released Persons, and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action against the Released Persons. In addition, upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiff and Plaintiff’s Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims. Nothing in these releases, however, shall in any way impair or restrict the rights of any Party to enforce the Settlement.

HOW WILL PLAINTIFF’S COUNSEL BE PAID?

23.  After negotiating the substantive terms of the Settlement, the Parties commenced negotiations regarding the attorneys’ fees and expenses to be paid to Plaintiff’s Counsel. In recognition of Plaintiff’s Counsel’s role in prosecuting and settling the Action and the substantial benefits conferred upon the Company and its shareholders as a result of the Settlement, and subject to Court approval, Walgreens agrees that Plaintiff’s Counsel’s should receive a fee and expense award of $8,000,000.00 (the “Fee and Expense Amount”).

24.  Plaintiff’s Counsel may also apply to the Court for a service award of up to $2,500 for Plaintiff, only to be paid upon Court approval, and to be paid from the Fee and Expense Amount in recognition of Plaintiff’s participation and effort in the prosecution of the Action.

25.  To date, Plaintiff’s Counsel have neither received any payment for their services in conducting the Action, nor been reimbursed for their out-of-pocket expenses incurred.

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WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?

26.  The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before The Honorable Matthew F. Kennelly, on      , 2024 at  :   .m., at the United States District Court for the Northern District of Illinois, 219 South Dearborn St., Chicago, IL 60604, at which the Court will: (a) determine whether the Settlement should be approved by the Court as fair, reasonable, and adequate; (b) determine whether the Court should enter the Judgment dismissing the Action with prejudice pursuant to the Stipulation; (c) determine whether to approve the agreed-to amount of attorneys’ fees and expenses to be paid to Plaintiff’s Counsel; (d) hear and determine any objections to the Settlement or to the fee and service awards; and (e) rule on such other matters as the Court may deem appropriate.

27.  Any Walgreens Shareholder (i.e., any person or entity who owned Walgreens common stock as of April 10, 2024, and continues to own Walgreens common stock through      , 2024, the date of the Settlement Hearing) may object to the terms and conditions of the Settlement and/or to the payment of the Fee and Expense Amount. Objections must be in writing and must be filed, together with copies of all other papers and briefs supporting the objection, with the Clerk of the Court at the address set forth below on or before      , 2024. Objections must also be served on Plaintiff’s Counsel and Defendants’ Counsel (by first-class U.S. mail or express service) at the addresses set forth below so that the objection is received on or before      , 2024.

Clerk of the Court	Representative Plaintiff’s Counsel	Representative Defendants’ Counsel

United States District Court	Matthew T. Hurst	John M. Skakun III
Northern District of Illinois	Heffner Hurst	Sidley Austin LLP
219 South Dearborn St.	30 North LaSalle Street	One South Dearborn Street
Chicago, IL 60604	Suite 1210	Chicago, IL 60603
Chicago, IL 60602

28.  Any objection: (a) must state the name, address, and telephone number of the person or entity objecting and, if represented by counsel, the name, address and telephone number of his, her, or its counsel; (b) must be signed by the shareholder; (c) must contain a written, specific statement of the shareholder’s objection or objections, and the specific reasons for each objection, including any legal and evidentiary support the shareholder wishes to bring to the Court’s attention; (d) must state that the objection is being filed with respect to “Vladimir Gusinsky Revocable Trust v. Pessina, Case No. 23-cv-15654”; (e) must include documentation sufficient to prove that the shareholder held shares of Walgreens common stock as of the close of business on      , 2024 and the date the objection is made; and (f) must state the dates when the shareholder acquired Walgreens shares.

29.  You may file a written objection without having to appear at the Settlement Hearing. You may not, however, appear at the Settlement Hearing to present your objection unless you first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.

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30.  If you wish to be heard orally at the hearing in opposition to the approval of the Settlement, and if you file and serve a timely written objection as described above, you must also file a notice of appearance with the Clerk of the Court and serve it on Plaintiff’s Counsel and Defendants’ Counsel at the addresses set forth above so that it is received on or before      , 2024. Shareholders who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Any person appearing at the Settlement Hearing must present at the hearing documentation sufficient to prove that the shareholder continues to hold shares of Walgreens common stock as of the date of the hearing. Such persons may be heard orally at the discretion of the Court.

31.  You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on Plaintiff’s Counsel and Defendants’ Counsel at the addresses set forth above so that the notice is received on or before      , 2024.

32.  Unless the Court otherwise directs, any person or entity who fails to object in the manner prescribed above shall be deemed to have waived his, her, or its right to object and shall forever be barred from raising any objection to the Settlement and/or the Fee and Expense Amount, or any other matter related to the Settlement, in the Action or in any other action or proceeding, and shall otherwise be bound by the Order and Final Judgment to be entered by the Court and the Releases to be given.

WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

33.  This Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing. For a more detailed statement of the matters involved in the Action, you may inspect the pleadings, the Stipulation, the Orders entered by the Court, and other papers filed in the Action at the Office of the Clerk, United States District Court for the Northern District of Illinois, during regular business hours of each business day. You may also view a copy of the Stipulation at http://investor.walgreensbootsalliance.com. If you have questions regarding the Settlement, you may write or call the following counsel for Plaintiff: Matthew T. Hurst, Esq., Heffner Hurst, 30 N. LaSalle St., Suite 1210, Chicago, IL 60602 (312) 346-3466 or mhurst@heffnerhurst.com.

PLEASE DO NOT CONTACT THE COURT OR WALGREENS

REGARDING THIS NOTICE.

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DATED: , 2024

BY ORDER OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS

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EXHIBIT D

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UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

VLADIMIR GUSINSKY REVOCABLE TRUST, Derivatively on Behalf of WALGREENS BOOTS ALLIANCE, INC.,	Case No. 23-cv-15654

Plaintiff,	EXHIBIT D – SUMMARY
NOTICE
v.

STEFANO PESSINA, JOSE E. ALMEIDA, JANICE M. BABIAK, DAVID J. BRAILER, WILLIAM C. FOOTE, GINGER L. GRAHAM, JOHN A. LEDERER, DOMINIC MURPHY, LEONARD D. SCHAEFFER, NANCY M. SCHLICHTING, and JAMES A. SKINNER,

Defendants, and

WALGREENS BOOTS ALLIANCE, INC., a Delaware Corporation,

Nominal Defendant.

SUMMARY NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF

SHAREHOLDER DERIVATIVE ACTION

TO: ALL PERSONS WHO OWNED SHARES OF THE COMMON STOCK OF WALGREENS BOOTS ALLIANCE, INC. (“WALGREENS” OR THE “COMPANY”) AS OF APRIL 10, 2024 (“WALGREENS SHAREHOLDERS”).

PLEASE READ THIS SUMMARY NOTICE CAREFULLY, YOUR RIGHTS WILL BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.

YOU ARE HEREBY NOTIFIED, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure and an Order of the United States District Court for the Northern District of Illinois (the “Court”), of (i) the pendency of the above-captioned shareholder derivative action (the “Action”), which was brought on behalf of and for the benefit of nominal defendant Walgreens; and (ii) a proposed settlement of the Actions (the “Settlement”), subject to Court approval, on the terms and conditions set forth in a Stipulation and Agreement of Settlement (the “Stipulation”) filed with the

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Court and available for review as indicated below. On      , 2024, at      .m., a hearing (the “Settlement Hearing”) will be held before the Honorable Matthew F. Kennelly, at the U.S. District Court for the Northern District of Illinois, 219 South Dearborn St., Chicago, IL 60604, to: (a) determine whether the Settlement should be approved by the Court as fair, reasonable, and adequate; (b) determine whether the Court should enter the Judgment dismissing the Action with prejudice pursuant to the Stipulation; (c) determine whether to approve the agreed-to amount of attorneys’ fees and expenses to be paid to Plaintiff’s Counsel; (d) hear and determine any objections to the Settlement or to the fee and service awards; and (e) rule on such other matters as the Court may deem appropriate.

This is a summary notice only. A more detailed Notice of Pendency and Proposed Settlement of Shareholder Derivative Action and of Settlement Hearing (the “Notice”) that provides additional information concerning the Action, the terms of the proposed Settlement, and Walgreens Shareholders’ legal rights with respect to the proposed Settlement is being furnished to the Securities and Exchange Commission. You may also obtain a copy of the Notice, as well as a copy of the Stipulation, from Walgreens’s website, http://investor.walgreensbootsalliance.com.

If you owned shares of Walgreens common stock as of April 10, 2024 and continue to own such shares through      , 2024 (the date of the Settlement Hearing), you may, if you wish to do so, comment to the Court on the proposed Settlement and/or the amount of attorneys’ fees and service awards. Any objections to the proposed Settlement and/or the attorneys’ fees and service awards must be filed with the Court and delivered to counsel for Plaintiff and Defendants such that they are received by no later than      , 2024, in accordance with the instructions set forth in the Notice.

PLEASE DO NOT CONTACT THE COURT, THE CLERK’S OFFICE, OR WALGREENS REGARDING THIS NOTICE OR THE PROPOSED SETTLEMENT.

All questions about this notice or the proposed Settlement should be directed to the following counsel for Plaintiff:

Matthew T. Hurst, Esq.

Heffner Hurst

30 N. LaSalle St., Suite 1210

Chicago IL 60602

(312) 346-3466

mhurst@heffnerhurst.com

By Order of the Court

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EXHIBIT E

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UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

VLADIMIR GUSINSKY REVOCABLE TRUST, Derivatively on Behalf of WALGREENS BOOTS ALLIANCE, INC.,	Case No. 23-cv-15654

Plaintiff,	EXHIBIT E – [PROPOSED]
ORDER & FINAL JUDGMENT
v.

STEFANO PESSINA, JOSE E. ALMEIDA, JANICE M. BABIAK, DAVID J. BRAILER, WILLIAM C. FOOTE, GINGER L. GRAHAM, JOHN A. LEDERER, DOMINIC MURPHY, LEONARD D. SCHAEFFER, NANCY M. SCHLICHTING, and JAMES A. SKINNER,

Defendants, and

WALGREENS BOOTS ALLIANCE, INC., a Delaware Corporation,

Nominal Defendant.

This matter came before the Court for hearing pursuant to the Court’s Order Preliminarily Approving Settlement, dated      , 2024 (the “Preliminary Approval Order”), and on Plaintiff’s motion for final approval of the settlement of the Action as set forth in the Stipulation and Agreement of Settlement dated April 10, 2024 (the “Stipulation”). Due and adequate notice having been given to Walgreens Shareholders as required in said Preliminary Approval Order, the Court having reviewed and considered all relevant documents, evidence, objections (if any), and arguments presented in support of or against the Settlement and otherwise being fully informed in the premises, and good cause appearing therefore,

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IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1.  This Order and Final Judgment (“Judgment”) incorporates by reference the definitions in the Stipulation, and unless otherwise defined herein, all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2.  The Court has jurisdiction to enter this Order and Final Judgment. The Court has jurisdiction over the subject matter of the Action, including all matters necessary to effectuate the Settlement, and the Parties to the Stipulation have consented to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

3.  The Court finds that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and in the best interests of Walgreens and Walgreens Shareholders, and pursuant to Fed. R. Civ. P. 23.1, the Court hereby finally approves the Settlement in all respects, finds that the Settlement set forth in the Stipulation confers substantial benefits upon and is in the best interests of Walgreens and Walgreens Shareholders, and orders the Parties to perform its terms to the extent the Parties have not already done so.

4.  The Action and all claims contained therein, as well as all of the Released Claims (including Unknown Claims), are hereby ordered as compromised, settled, released, and discharged and are dismissed on the merits and with prejudice by virtue of the proceedings herein and this Order and Final Judgment, and as set forth in the Stipulation. As among Plaintiff, Walgreens, and the Individual Defendants, the Parties are to bear their own costs, except as otherwise provided in the Stipulation, the Preliminary Approval Order, and this Order and Final Judgment.

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5.  Upon the Effective Date of the Settlement, Plaintiff, all other Walgreens Shareholders, Plaintiff’s Counsel, and Walgreens shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged their right to assert any and all of the Released Claims (including Unknown Claims), including against the Released Persons, as well as any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action, including against the Released Persons, and shall forever be barred and enjoined from instituting, commencing, or prosecuting derivatively on behalf of the Company any and all of the Released Claims, including against the Released Persons.

6.  Upon the Effective Date of the Settlement, Defendants shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiff and Plaintiff’s Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims.

7.  Notwithstanding paragraphs 5 and 6 above, nothing in this Order and Final Judgment shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation or this Order and Final Judgment.

8.  The Court finds that the notice to Walgreens Shareholders (a) was provided pursuant to and in the form and manner directed by the Preliminary Approval Order; (b) meets the requirements of Fed. R. Civ. P. 23.1 and due process; and (c) constitutes due and sufficient notice of all matters relating to the Settlement to all Persons entitled to such notice.

9.  Pursuant to and in compliance with Fed. R. Civ. P. 23.1 and due process, the Court hereby finds that the notice provided advised Persons in interest of the terms of the Settlement and the Fee and Expense Amount and of their right to object thereto, and a full and fair opportunity was accorded to all Persons entitled to be heard with respect to the foregoing matters.

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10.  This Court finds that the Action has been properly maintained as a derivative action according to the provisions of Fed. R. Civ. P. 23.1, and the Court finds that throughout the course of the Action, the Parties and their counsel at all times complied with the requirements of Fed. R. Civ. P. 11.

11.  The Court hereby approves the Fee and Expense Amount, which sum the Court finds to be fair and reasonable. No other fees, costs, or expenses may be awarded to Plaintiff’s Counsel in connection with the Settlement. The Court also hereby approves payment of the Service Award, which shall be funded from the Fee and Expense Amount. The Fee and Expense Amount shall be paid in accordance with the terms of the Stipulation.

12.  No proceedings or court order with respect to the Fee and Expense Amount or Service Award shall in any way disturb or affect this Order and Final Judgment (including precluding this Order and Final Judgment from being final or otherwise being entitled to preclusive effect), and any such proceedings or court order shall be considered separate from this Order and Final Judgment.

13.  Neither the Stipulation (whether or not consummated), including the exhibits thereto, the negotiations leading to the execution of the Stipulation, nor any proceedings taken pursuant to or in connection with the Stipulation and/or approval of the Settlement (including any arguments proffered in connection therewith): (i) shall be offered against any of the Released Persons as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Released Persons with respect to the truth of any fact alleged by Plaintiff or the validity of any claim that was or could have been asserted or the deficiency of any defense

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that has been or could have been asserted in the Action or in any other litigation or proceeding, or of any liability, negligence, fault, or other wrongdoing of any kind of any of the Released Persons or in any way referred to for any other reason as against any of the Released Persons, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the Settlement; or (ii) shall be offered against any of the Releasing Parties as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Releasing Parties that any of Plaintiff’s claims are without merit, that any of the Defendants had meritorious defenses, or that damages recoverable under the Complaint would not have exceeded the Settlement consideration or with respect to any liability, negligence, fault, or wrongdoing of any kind, or in any way referred to for any other reason as against any of the Releasing Parties, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the Settlement; provided, however, that the Parties, the Released Persons, and their respective counsel may file the Stipulation and/or this Order and Final Judgment, and file or reference acts performed or documents executed pursuant to or in furtherance of the Stipulation and/or the Judgment: (i) in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim; (ii) in furtherance of the Settlement contemplated in the Stipulation; and (iii) in any action to enforce the Settlement.

14.  Without affecting the finality of this Order and Final Judgment in any way, the Court hereby retains continuing jurisdiction over: (a) implementation of the Settlement; (b) the Parties for the purpose of construing, enforcing, and administering the Stipulation and this Order and Final Judgment; and (c) any other matters related to the foregoing.

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15.  Without further approval from the Court, the Parties are hereby authorized to agree to and adopt such amendments or modifications of the Stipulation to effectuate the Settlement that: (a) are not materially inconsistent with this Order and Final Judgment; and (b) do not materially limit the rights of Walgreens Shareholders in connection with the Settlement. Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any provisions of the Settlement.

16.  This Order and Final Judgment is a final, appealable judgment and should be entered by the Clerk of the Court forthwith in accordance with Fed. R. Civ. P. 58.

IT IS SO ORDERED.

DATED:      , 2024

Honorable Matthew F. Kennelly

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